Exhibit 99.1

Global Technologies, LTD Announces Strategic Pivot and New Agreements in Health & Wellness Sector

Greensboro, NC – June 4, 2025 – Global Technologies, LTD (OTCPK: GTLL), a public, multi-operational company focused on innovation in health and wellness, recently announced corporate developments and commercial milestones signaling a bold pivot in strategy and leadership.

Over the past 90 days, GTLL has responded proactively to external FDA regulatory shifts that disrupted several industry sectors, including GLP-1 compounding and semaglutide supply. These changes catalyzed GTLL’s sharpened focus on the digital health and wellness market, prompting operational streamlining and a commitment to scalable, revenue-focused platforms—particularly through its newly launched subsidiary, Primecare Supply, LLC.

Launch of Primecare Supply and Execution of Key Agreements

As disclosed in its May 30, 2025 Form 8-K filing, GTLL formally launched Primecare Supply, LLC and executed two transformative commercial agreements:

●	On May 19, 2025, Primecare entered into a Revenue Share Agreement with a licensed pharmaceutical supplier. Under this structure, Primecare retains 75% of gross margin revenue above the supplier’s floor price while supporting FDA-compliant sales and post-sale obligations to its network of wellness providers.

●	On May 28, 2025, Primecare signed a Master Licensing Agreement with a specialized AI technology partner, gaining access to tools for digital ordering, compliance automation, CRM management, and real-time operational analytics. The platform fee is 2.5% of processed transactions, with a 24-month licensing term.

These agreements position Primecare—and GTLL—at the forefront of compliant pharmaceutical distribution and digital wellness innovation.

Leadership Appointments and Strategic Realignment

In line with the Company’s refined strategy, H. Wyatt Flippen has been officially appointed Chairman of the Board in addition to his role as Chief Executive Officer. Concurrently, GTLL has removed the President of its clean energy subsidiary, GOe3, LLC, to allow for a full transition away from non-core operations in the EV sector.

“We are building a business that’s leaner, more focused, and directly aligned with FDA-compliant pharmaceutical distribution and digital wellness innovation,” said Flippen. “These agreements and leadership changes reflect our resolve to reduce complexity, expand into higher-growth sectors, and deliver long-term shareholder value.”

A Clearer Path Ahead

GTLL is aggressively expanding its offerings in consumer-facing wellness plans and therapeutic products, leveraging both traditional partnerships and digital infrastructure. The Company is now fully aligned around the growth of its Primecare platform and related ventures, with future announcements anticipated regarding new reseller relationships, patient outreach programs, and proprietary health technologies.

About Global Technologies, LTD

Global Technologies, LTD (OTCPK: GTLL) is a public, multi-operational company committed to building scalable businesses in digital health, wellness, and technology. Through acquisitions, strategic licensing, and integrated platforms, GTLL delivers innovative solutions to improve lives and expand shareholder value.

Forward Looking Statements:

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Investor Contact:

Wyatt Flippen, CEO and Chairman of the Board
W.Flippen@globaltechnologiesltd.info